From:    Brendan Conway (media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

February 4, 2025

WEC Energy Group posts 2024 results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income based on generally accepted accounting principles (GAAP) of $1.5 billion, or $4.83 per share, for 2024. This compares to earnings of $1.3 billion, or $4.22 per share, for 2023.

Full-year 2024 earnings include a charge of 6 cents per share related to certain capital expenditures under the Qualifying Infrastructure Plant (QIP) rider that were disallowed by the Illinois Commerce Commission (ICC). Full-year 2023 earnings included a non-cash charge of 41 cents per share related to previous capital investments that were disallowed by the ICC. Excluding these charges, WEC Energy Group's adjusted earnings for 2024 rose to $4.88 per share – an increase of 5.4 percent over 2023 adjusted earnings of $4.63 per share.

For the fourth quarter of 2024, WEC Energy Group recorded net income based on GAAP of $453.5 million, or $1.43 per share. This compares to earnings of $218.5 million, or 69 cents per share, for the fourth quarter of 2023. Excluding the non-cash charge, WEC Energy Group's adjusted earnings for the fourth quarter of 2023 totaled $1.10 per share.

Consolidated revenues for the full year were $8.6 billion, down $293.1 million from revenues in 2023.

“We delivered another year of solid results on virtually every meaningful measure — from customer satisfaction, to financial performance to steady execution of our capital plan,” said Scott Lauber, president and CEO. “We have significant growth opportunities ahead. And we will continue to focus on enhancing value for our customers and stockholders.”

For the full year, retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – were up by 0.5 percent.

Electricity consumption by small commercial and industrial customers was 0.7 percent higher during 2024. Electricity use by large commercial and industrial customers – excluding the iron ore mine – increased by 0.1 percent.

Residential electricity use was up by 0.5 percent.

On a weather-normal basis, retail deliveries of electricity during 2024 – excluding the iron ore mine – increased by 0.1 percent.

Natural gas deliveries in Wisconsin, excluding natural gas used for power generation, decreased by 2.9 percent during 2024. On a weather-normal basis, natural gas deliveries were 0.1 percent lower during the year.

The company reaffirmed its earnings guidance for 2025. Calendar year 2025 earnings are expected to be in a range of $5.17 to $5.27 per share. The midpoint of the range is $5.22 per share. This represents growth of 7.6 percent from the midpoint of the company’s 2024 adjusted guidance of $4.85 per share.

On Jan. 16, the board of directors declared a quarterly cash dividend of 89.25 cents per share on the company's common stock, an increase of 6.9 percent over the previous dividend rate. This marks the 22nd consecutive year that the company will reward its shareholders with higher dividends.

Earnings per share listed in this news release are on a fully diluted basis.

Non-GAAP Earnings Measures

A reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share is included below for the full year ended Dec. 31, 2024 and 2023, as well as for the fourth quarter of 2023. There were no adjustments to GAAP net income or earnings per share in the fourth quarter of 2024.

2024 Reconciliation

Net Income
(in millions)	2024 Full Year
WEC Energy Group GAAP	$1,527.2
Loss related to ICC disallowances pre-tax	25.3
Tax impact	(6.9)
WEC Energy Group adjusted net income	$1,545.6

Earnings Per Share
2024 Full Year
WEC Energy Group GAAP	$4.83
Net loss related to ICC disallowances	0.06
WEC Energy Group adjusted earnings per share (1)	$4.88

Diluted average shares outstanding (millions)	316.5
(1)Note that WEC Energy Group adjusted earnings per share does not add due to rounding.

2023 Reconciliation

	Net Income
(in millions)	2023 Full Year	2023 Q4
WEC Energy Group GAAP	$1,331.7	$218.5
Impairment related to ICC disallowances pre-tax	178.9	178.9
Tax impact	(49.1)	(49.1)
WEC Energy Group adjusted net income	$1,461.5	$348.3

	Earnings Per Share
	2023 Full Year	2023 Q4
WEC Energy Group GAAP	$4.22	$0.69
Impairment related to ICC disallowances	0.41	0.41
WEC Energy Group adjusted earnings per share	$4.63	$1.10

Diluted averages shares outstanding (millions)	315.9	315.8

We have provided adjusted earnings (non-GAAP earnings) in this news release as a complement to, and not as an alternative to, reported earnings presented in accordance with GAAP.

For 2024, adjusted earnings exclude a charge related to certain capital expenditures under the QIP Rider that were disallowed by the ICC. For 2023, adjusted earnings exclude a non-cash impairment charge related to certain previously incurred capital costs that were disallowed by the ICC.The ICC’s disallowance of costs of this nature is not indicative of WEC Energy Group's operating performance. Therefore, the company believes that the presentation of adjusted earnings is relevant and useful to investors to understand WEC Energy Group's operating performance. Management uses such measures internally to evaluate the company's performance and manage its operations.

Conference call

A conference call is scheduled for 1 p.m. Central time, Tuesday, Feb. 4. The call will review 2024 earnings and the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 888-330-2443 up to 15 minutes before it begins. The number for international callers is 240-789-2728. The conference ID is 3088105.

Conference call access also is available at wecenergygroup.com. Under ‘Webcasts,’ select ‘Q4 Earnings.’ In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its 2024 performance. The materials will be available at 6:30 a.m. Central time, Tuesday, Feb. 4.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Feb. 18, 2025. Domestic callers should dial 800-770-2030. International callers should dial 647-362-9199. The replay conference ID is 3088105.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.7 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a growing fleet of renewable generation facilities in states ranging from South Dakota to Texas.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 34,000 stockholders of record, 7,000 employees and more than $47 billion of assets.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings, earnings growth rates, dividend payments and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; timing, resolution and impact of rate cases and other regulatory decisions, including rider reconciliations; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; unusual, varying or severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; electrification initiatives, mandates and other efforts to reduce the use of natural gas; the company’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan; terrorist, physical or cyber security threats or attacks and data security breaches; construction risks; labor disruptions; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; changes in tax legislation or our ability to use certain tax benefits and carryforwards; changes in and uncertainty around federal, state, and local legislation and regulation, including changes resulting from the new U.S. presidential administration, as well as in rate-setting policies or procedures and environmental standards, the enforcement of these laws and regulations and changes in the interpretation of regulations or permit conditions by regulatory agencies; supply chain disruptions; inflation; political or geopolitical developments, including impacts on the global economy, supply chain and fuel prices, generally, from ongoing, escalating, or expanding regional or international conflicts; the impact from any health crises, including epidemics and pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; changes in accounting standards; the financial performance of the American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement

Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2023, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

WEC ENERGY GROUP, INC.

CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Year Ended
	December 31		December 31
(in millions, except per share amounts)	2024	2023	2024	2023
Operating revenues	$2,284.2	$2,217.5	$8,599.9	$8,893.0

Operating expenses
Cost of sales	738.4	761.1	2,656.0	3,191.2
Other operation and maintenance	539.1	553.9	2,158.0	2,100.5
Impairment related to Illinois Commerce Commission disallowances	—	178.9	12.1	178.9
Depreciation and amortization	344.0	324.5	1,354.5	1,264.2
Property and revenue taxes	71.8	57.7	266.5	250.2
Total operating expenses	1,693.3	1,876.1	6,447.1	6,985.0

Operating income	590.9	341.4	2,152.8	1,908.0

Equity in earnings of transmission affiliates	69.2	45.4	207.5	177.5
Other income, net	49.5	46.8	178.2	177.7
Interest expense	211.9	193.5	815.3	727.4
Gain on debt extinguishments	(16.5)	—	(23.1)	(0.5)
Other expense	(76.7)	(101.3)	(406.5)	(371.7)

Income before income taxes	514.2	240.1	1,746.3	1,536.3
Income tax expense	61.1	21.6	222.0	204.6
Net income	453.1	218.5	1,524.3	1,331.7

Preferred stock dividends of subsidiary	0.3	0.3	1.2	1.2
Net loss attributed to noncontrolling interests	0.7	0.3	4.1	1.2
Net income attributed to common shareholders	$453.5	$218.5	$1,527.2	$1,331.7

Earnings per share
Basic	$1.43	$0.69	$4.83	$4.22
Diluted	$1.43	$0.69	$4.83	$4.22

Weighted average common shares outstanding
Basic	317.1	315.4	316.2	315.4
Diluted	317.5	315.8	316.5	315.9

Dividends per share of common stock	$0.8350	$0.7800	$3.3400	$3.1200

WEC ENERGY GROUP, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)	December 31,	December 31,
(in millions, except share and per share amounts)	2024	2023
Assets
Current assets
Cash and cash equivalents	$9.8	$42.9
Accounts receivable and unbilled revenues, net of reserves of $162.8 and $193.5, respectively	1,669.3	1,503.2
Materials, supplies, and inventories	813.2	775.2
Prepaid taxes	214.9	173.9
Other prepayments	82.6	76.8
Other	121.9	223.7
Current assets	2,911.7	2,795.7

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $11,611.9 and $11,073.1, respectively	34,645.4	31,581.5
Regulatory assets (December 31, 2024 and December 31, 2023 include $76.5 and $85.9, respectively, related to WEPCo Environmental Trust Finance I, LLC)	3,339.7	3,249.8
Equity investment in transmission affiliates	2,108.9	2,005.9
Goodwill	3,052.8	3,052.8
Pension and OPEB assets	968.5	870.9
Other	336.2	383.1
Long-term assets	44,451.5	41,144.0
Total assets	$47,363.2	$43,939.7

Liabilities and Equity
Current liabilities
Short-term debt	$1,116.6	$2,020.9
Current portion of long-term debt (December 31, 2024 and December 31, 2023 include $9.2 and $9.0, respectively, related to WEPCo Environmental Trust Finance I, LLC)	1,729.0	1,264.2
Accounts payable	1,137.1	896.6
Other	859.2	933.1
Current liabilities	4,841.9	5,114.8

Long-term liabilities
Long-term debt (December 31, 2024 and December 31, 2023 include $76.4 and $85.3, respectively, related to WEPCo Environmental Trust Finance I, LLC)	17,178.1	15,366.9
Finance lease obligations	303.3	145.9
Deferred income taxes	5,514.7	4,918.5
Deferred revenue, net	334.6	356.4
Regulatory liabilities	3,958.0	3,697.7
Intangible liabilities	566.8	594.8
Environmental remediation liabilities	445.8	463.7
Asset retirement obligations	580.0	374.2
Other	838.1	835.3
Long-term liabilities	29,719.4	26,753.4

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 650,000,000 shares authorized; 317,680,855 and 315,434,531 shares outstanding, respectively	3.2	3.2
Additional paid in capital	4,315.8	4,115.9
Retained earnings	8,083.8	7,612.8
Accumulated other comprehensive loss	(7.8)	(7.7)
Common shareholders' equity	12,395.0	11,724.2

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	376.5	316.9
Total liabilities and equity	$47,363.2	$43,939.7

WEC ENERGY GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Year Ended
	December 31
(in millions)	2024	2023
Operating activities
Net income	$1,524.3	$1,331.7
Reconciliation to cash provided by operating activities
Depreciation and amortization	1,354.5	1,264.2
Deferred income taxes and ITCs, net	529.0	219.4
Impairment related to Illinois Commerce Commission disallowances	12.1	178.9
Contributions and payments related to pension and OPEB plans	(14.5)	(16.7)
Equity income in transmission affiliates, net of distributions	(57.4)	(33.0)
Net change in transmission regulatory assets and liabilities	(22.8)	19.8
Net loss (gain) on disposition of assets	0.7	(23.8)
Change in –
Accounts receivable and unbilled revenues, net	(161.5)	340.6
Materials, supplies, and inventories	(38.0)	41.9
Collateral on deposit	84.3	22.1
Other current assets	(75.4)	36.3
Accounts payable	99.7	(254.0)
Other current liabilities	11.6	47.5
Other, net	(34.8)	(156.5)
Net cash provided by operating activities	3,211.8	3,018.4

Investing activities
Capital expenditures	(2,781.1)	(2,492.9)
Acquisition of Delilah Solar Energy LLC, net of cash acquired of $0.6	(462.5)	—
Acquisition of Maple Flats Solar Energy Center LLC, net of cash acquired of $0.5	(431.2)	—
Acquisition of West Riverside Energy Center	(97.9)	(95.3)
Acquisition of Red Barn Wind Park	(2.1)	(143.8)
Acquisition of Whitewater Cogeneration Facility	—	(76.0)
Acquisition of Sapphire Sky Wind Energy LLC, net of cash acquired of $0.3	—	(442.6)
Acquisition of Samson I Solar Energy Center LLC, net of cash acquired of $5.2	—	(257.3)
Capital contributions to transmission affiliates	(45.5)	(63.7)
Proceeds from the sale of assets	1.7	32.8
Insurance proceeds received for property damage	6.0	2.5
Other, net	10.1	(21.9)
Net cash used in investing activities	(3,802.5)	(3,558.2)

Financing activities
Exercise of stock options	23.7	6.3
Issuance of common stock, net	163.4	—
Purchase of common stock	(3.2)	(16.6)
Dividends paid on common stock	(1,056.2)	(984.2)
Issuance of long-term debt	4,460.9	2,170.0
Retirement of long-term debt	(2,138.0)	(1,005.4)
Change in commercial paper	(902.8)	373.7
Purchase of additional ownership interest in Samson I Solar Energy Center LLC from noncontrolling interest	(28.1)	—
Payments for debt extinguishment and issuance costs	(45.9)	(14.2)
Other, net	(6.1)	(6.8)
Net cash provided by financing activities	467.7	522.8

Net change in cash, cash equivalents, and restricted cash	(123.0)	(17.0)
Cash, cash equivalents, and restricted cash at beginning of year	165.2	182.2
Cash, cash equivalents, and restricted cash at end of year	$42.2	$165.2